Exhibit 10.2

LEASE AGREEMENT BETWEEN

NOVELLUS SYSTEMS, INC.,

AS LANDLORD, AND

INTERMOLECULAR, INC.,

AS TENANT

DATED MAY 11, 2010

SAN JOSE, CALIFORNIA

INDUSTRIAL/OFFICE LEASE FORM FOR CALIFORNIA

i

	(f)	Intentionally omitted	13
	(g)	Additional Compensation	13
	(h)	Permitted Transfers	13

11.	Insurance; Waivers; Subrogation; Indemnity		14
	(a)	Insurance	14
	(b)	No Subrogation	14
	(c)	Indemnity	14

12.	Subordination; Attornment; Notice to Landlord’s Mortgagee		15
	(a)	Subordination	15
	(b)	Attornment	15
	(c)	Notice to Landlord’s Mortgagee	15
	(d)	Landlord’s Mortgagee’s Protection Provisions	15

13.	Intentionally Omitted		16

14.	Condemnation		16
	(a)	Total Taking	16
	(b)	Partial Taking – Tenant’s Rights	16
	(c)	Partial Taking – Landlord’s Rights	16
	(d)	Temporary Taking	16
	(e)	Award	16

15.	Fire or Other Casualty		17
	(a)	Repair Estimate	17
	(b)	Tenant’s Rights	17
	(c)	Landlord’s Rights	17
	(d)	Repair Obligation	17
	(e)	Abatement of Rent	17
	(f)	Exclusive Remedy	18

16.	Personal Property Taxes		18

17.	Events of Default		18
	(a)	Payment Default	18
	(b)	Abandonment	18
	(c)	Estoppel	18
	(d)	Insurance	18
	(e)	Mechanic’s Liens	19
	(f)	Other Defaults	19
	(g)	Insolvency	19

18.	Remedies		19
	(a)	Continuance of Lease in Effect	19
	(b)	Termination of Lease	19
	(c)	Election to Terminate or Continue	20
	(d)	Rights and Remedies upon Termination	20

19.	Non-Waiver; Cumulative Remedies		21
	(a)	No Waiver	21
	(b)	Cumulative Remedies	21

20.	Intentionally Omitted		21

21.	Surrender of Premises		21

22.	Holding Over		21

23.	Certain Rights Reserved by Landlord		22
	(a)	Building Operations	22
	(b)	Prospective Purchasers and Lenders	22
	(c)	Prospective Tenants	22

24.	Intentionally Omitted		22

25.	Miscellaneous		22
	(a)	Landlord Transfer	22
	(b)	Liability	22
	(c)	Brokerage	23
	(d)	Estoppel Certificates	23
	(e)	Notices	23
	(f)	Separability	23
	(g)	Amendments; Binding Effect	23
	(h)	Quiet Enjoyment	24
	(i)	No Merger	24
	(j)	No Offer	24
	(k)	Entire Agreement	24
	(1)	Waiver of Jury Trial	24
	(m)	Governing Law	25
	(n)	Recording	25
	(o)	Water or Mold Notification	25
	(p)	Joint and Several Liability	25
	(q)	Financial Reports	25
	(r)	Landlord’s Fees	25
	(s)	Telecommunications	26
	(t)	Confidentiality	26
	(u)	Authority	26
	(v)	Security Service	26
	(w)	Intentionally Omitted	26
	(x)	Prohibited Persons and Transactions	26
	(y)	List of Exhibits	27

26.	Environmental Requirements		27
	(a)	Hazardous Materials	27
	(b)	Environmental Requirements	27
	(c)	Removal of Hazardous Materials	27
	(d)	Tenant’s Indemnity	28
	(e)	Inspections and Tests	28
	(f)	Tenant’s Financial Assurance in the Event of a Breach	29
	(g)	Landlord’s Indemnity	29
	(h)	Tenant’s Inventory of Hazardous Materials	29
	(i)	Landlord’s Disclosure	29

27.	Parking		29

28.	Furniture	30

EXHIBIT A OUTLINE OF PREMISES		32

EXHIBIT B LANDLORD’S WORK		33

EXHIBIT C INTENTIONALLY OMITTED		34

EXHIBIT D CONFIRMATION OF COMMENCEMENT DATE		35

1.	Condition of Premises	35

2.	Commencement Date	35

3.	Expiration Date	35

4.	Ratification	35

5.	Binding Effect; Governing Law	35

EXHIBIT E FORM OF TENANT ESTOPPEL CERTIFICATE		37

EXHIBIT F OPERATING COSTS		39

EXHIBIT G INSURANCE		41

1.	Tenant’s Insurance	41

2.	Landlord’s Insurance	41

3.	Cost of Landlord’s Insurance	42

EXHIBIT H DESCRIPTION OF FURNITURE		43

LIST OF DEFINED TERMS

Page (s)

Area	1, 33
Area A	1
Area B	1
Area B2	1, 33
Area C	1
Area D	1
Building	1, 6, 7, 8, 9, 11, 14, 22, 27, 33, 39
Building’s Structure	4, 7, 9
Building’s Systems	4, 8, 9, 11
Casualty	17, 21
Damage Notice	17
Default Rate	6, 8, 9, 10, 18, 19, 20
Early Termination Date	5
Early Termination Notice	5
Early Termination Option	1, 5, 17
Effective Date	4
Environmental Requirements	27, 28, 29
Event of Default	6, 8, 11, 12, 18, 19, 21, 22, 25
Exhibit A	1
Failure Notice	7, 28
Furniture	26, 27, 30, 33
GAAP	13
Hazardous Materials	7, 11, 21, 27, 28, 29, 33, 38
including	passim
Landlord	passim
Landlord’s Mortgagee	15, 16, 17, 21, 23, 25, 38, 41
Law	4, 6, 11, 14, 18, 25, 27, 28, 35
Laws	4, 6, 7, 8, 9, 10, 11, 14, 27, 38
Lease	passim
Lease Month	1, 2, 6
License Agreement	5, 24, 28, 29
Mortgage	15
Operating Costs	2, 6, 7, 10, 27, 39, 40
Plan	8
Premises	passim
Taking	16
Tangible Net Worth	13
Telecommunications Services	26
Tenant	passim
Tenant Party	4, 9, 11, 17, 26, 27, 28, 29, 41
Termination Date	1, 2, 5, 17

v

BASIC LEASE INFORMATION

Lease Date:	May , 2010

Landlord:	Novellus Systems, Inc., a California corporation

Tenant:	Intermolecular, Inc., a Delaware corporation

Premises:

The “Premises”, containing for purposes of this Lease approximately 146,159 rentable square feet, are located at 3011 North 1st Street, San Jose, California, are outlined on the plan attached to this Lease as Exhibit A and consist of the real property, together with a building comprised of five (5) office/research, warehouse, manufacturing and laboratory areas (collectively, the “Building” and each an “Area”), designated as “Area A”, comprising approximately 19,816 rentable square feet, “Area B”, comprising approximately 23,597 rentable square feet, “Area B2”, comprising approximately 28,142 rentable square feet, “Area C”, comprising approximately 22,790 rentable square feet, and “Area D”, comprising approximately 45,814 rentable square feet, and the hallways between and among them comprising approximately 6,000 rentable square feet, and the driveways, parking facilities, loading dock areas, roadways, any rail tracks associated with the Building and all other improvements located on such real property and all easements associated with the foregoing or the operation thereof. Landlord and Tenant stipulate that the number of rentable square feet in the Premises set forth above is conclusive and shall be binding upon them.

Term:

Eighty Four (84) Lease Months, commencing on the Commencement Date and ending at 11:59 p.m. local time on the last day of the Eighty Fourth (84th) full calendar month following the Commencement Date (the “Termination Date”), subject to adjustment and earlier termination as provided in the Lease, including without limitation, on the last day of the Sixtieth (60th) full calendar month following the Commencement Date upon exercise of the Early Termination Option by either party hereto.

Target Commencement Date:	May 14, 2010

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:

	Lease Month	Monthly Basic Rent
	1 – 9	$0.00
	10 – 15	$55,774.00
	16 – 21	$113,048.00
	22 – 33	$134,732.00
	34 – 45	$138,774.00
	46 – 57	$142,937.00
	58 – 69	$147,226.00
	70 – 81	$151,642.00
	82 – 84	$156,192.00

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month and the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:

Tenant shall pay as Additional Rent the Proportionate Share (as set forth in the table below) of Operating Costs (as defined in the Lease). Tenant shall be responsible for all maintenance associated with the Premises except as expressly set forth in Section 6 of this Lease.

	Lease Month	Monthly Basic Rent
	1 – 15	41.03%
	16 – 21	80.75%
	22 – 84	100%

Security Deposit:

$100,000.00 for that portion of the Term commencing on the Commencement Date and continuing through the last day of the 9th Lease Month; and $147,226.00 for that portion of the Term commencing on the first day of the 10th Lease Month and continuing through the Termination Date.

Permitted Use:	Light manufacturing, general office, research and development, laboratory, clean room, warehousing and distribution, and all other legally permissible uses related thereto.

Initial Liability Insurance Amount:	$1,000,000 per occurrence; $2,000,000 aggregate; and $5,000,000 umbrella.

Tenant’s Address:	Prior to Commencement Date: 2865 Zanker Road San Jose, Ca 95134	Following Commencement Date: 3011 North 1st Street San Jose, Ca. 95134

	Attention: Peter Eidelman Telephone: Telecopy:

Attention: CFO

Peter Eidelman

Telephone:

Telecopy:

with a copy to:

Latham & Watkins, LLP

355 S. Grand Ave.

Los Angeles, California 90071-1560

Attention: Jonathan J. Delshad, Esq.

Telephone: 213-891-7995

Landlord’s Address:	4000 North 1st Street
San Jose, California 95134
Attention: Randy McFarland
Telephone: 408 570 2603
Facsimile: 408 324 3943

with a copy to:

Dillingham & Murphy, LLP
225 Bush Street, 6th Floor
San Francisco, California, 94104
Attention: Tyrrell M. Prosser, Esq.
Telephone: 415-397-2700
Facsimile: 415-397-3300

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	NOVELLUS, SYSTEMS, INC., a California corporation

	By:	/s/ Jeffrey C Benzing
	Name:	Jeffrey C Benzing
	Title:	Executive Vice President, CAO

TENANT:	INTERMOLECULAR, INC. a Delaware corporation

	By:	/s/ Peter Eidelman
	Name:	Peter Eidelman
	Title:	Chief Financial Officer

LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of May      , 2010 (the “Effective Date”), between NOVELLUS SYSTEMS, INC., a California corporation (“Landlord”), and INTERMOLECULAR, INC., a Delaware corporation (“Tenant”).

1.             Definitions and Basic Provisions.

The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the structural roof elements, footings, foundation, slab and structural portions of the interior floors and the exterior load-bearing walls (expressly excluding any painting or sealing) of the Building; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, elevator and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting the Premises, and “Law” means any of the foregoing; and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests, and invitees.

2.             Lease Grant.

Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

(a)           Term.

The Term of this Lease shall be as described in the Basic Lease Information, commencing on the Commencement Date (defined below) and expiring on the last day of the Term, unless the Term is sooner terminated as hereinafter provided. Subject to Subparagraph (b) below, the actual commencement date (the “Commencement Date”) shall be the last to occur of the following events, as determined by Landlord: (i) the Target Commencement Date specified in the Basic Lease Information or (ii) the date of mutual execution and delivery of this Lease.

(b)           Delivery of Premises.

It is acknowledged that the Target Commencement Date listed in the Basic Lease Information represents an estimate of the actual commencement date of the Lease Term. The Lease Term shall not be deemed to have commenced and Tenant shall not be obligated to pay any Basic Rent or Additional Rent (collectively, along with all other sums payable by Tenant to Landlord hereunder, “Rent”) until the actual Commencement Date. If Landlord for any reason cannot deliver early possession of the Premises to Tenant on the Target Commencement Date, then Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; however, either party, at its option, may terminate this Lease by giving written notice of its election to the other party if the Commencement Date has not occurred on or before thirty (30) days after the Target Commencement Date through no fault of the terminating party. Such termination right shall be exercised within ten (10) days after the expiration of said 30-day period, provided that the Commencement Date has not then occurred. Upon the termination of this Lease pursuant to this Subparagraph (2), the parties shall have no further rights or liabilities towards each other except for those provisions of this Lease which expressly survive the termination of this Lease and Landlord shall return any advance rent or security deposits previously paid by Tenant. Notwithstanding the foregoing sentence, if Landlord is unable to deliver possession of the Premises to Tenant within the 30-day period due to delays caused by Tenant or force majeure, the 30-day period shall be extended by the number of days of Tenant delays or force majeure.

(c)           Commencement Date Memorandum.

When the actual Commencement Date is determined, the parties shall execute a Confirmation of Commencement Date in the form attached hereto as Exhibit D setting forth the actual Commencement Date.

(d)           Early Entry.

Landlord has permitted Tenant to enter upon the Premises prior to the Commencement Date pursuant to the terms of that certain License Agreement dated April 6, 2010, as amended by that certain Extension of License Agreement dated April 30, 2010, by and between Landlord and Tenant (the “License Agreement”) for the purpose of its fixturing and preparing the Premises for Tenant’s occupancy. Such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions of the License Agreement and hereof, except for the payment of Rent which shall commence on the Commencement Date. Tenant shall not unreasonably interfere with Landlord’s contractors and subcontractors which may be performing work in the Premises, if any. Landlord shall have the right to impose such additional conditions on Tenant’s early entry as Landlord shall deem reasonably appropriate which are not inconsistent with the terms of the License Agreement.

(e)           Early Termination Option.

Each of Landlord and Tenant shall have the option (the “Early Termination Option”), exercisable in the sole and absolute discretion, to terminate this Lease early, effective as of 11:59 p.m. local time on the last day of the Sixtieth (60th) full calendar month following the Commencement Date (the “Early Termination Date”), as if such day were the natural expiry date of the Lease Term. Subject to the following conditions, the Early Termination Option may only be exercised by delivery of written notice from the exercising party to the other party hereto (an “Early Termination Notice”) at least six (6) months prior, but not more than twelve (12) months prior, to the Early Termination Date electing to terminate the Term of this Lease as of the Early Termination Date. The Early Termination Option may only be exercised by Landlord if Landlord certifies in its Early Termination Notice delivered to Tenant that Landlord, in good faith, intends to redevelop the Premises for its own use or for investment purposes. The Early Termination Option may only be exercised by Tenant if Tenant delivers with its Early Termination Notice delivered to Landlord the sum of Four Hundred Forty One Thousand Six Hundred Seventy Eight and No/100 Dollars ($441,678.00), in cash or equivalent, as consideration for the early termination of the Lease Term, and upon delivery thereof by Tenant to Landlord, said consideration shall be deemed fully earned by Landlord. As a further condition precedent to Tenant’s exercise of the Early Termination Option, if any sums due under the Lease at the time of exercise are then past due, Tenant’s exercise of the Early Termination Option shall not be effective unless all such past due sums are paid to Landlord on or before delivery of Tenant’s Early Termination Notice. Any failure by Landlord or Tenant to effectively exercise the Early Termination Option as set forth above at least six (6) months prior to the Early Termination Date shall render any later attempt to exercise the Early Termination Option null and void and without force or effect, the parties agreeing that time is of the essence in so exercising the Early Termination Option.

3.             Rent

(a)           Payment.

Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord (including, without limitation, by wire transfer) and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Basic Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable on the first day of each month. The monthly Basic Rent for any partial calendar month during the Term shall be prorated based on the ratio that the number of days during the Term in such partial calendar month bears to the total number of days in such calendar month multiplied by the Basic Rent in effect during such partial month, and shall be due, in advance either on the Commencement Date for the first such partial month during the Term or the regular monthly payment date at the end of the Term. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

(b)           Operating Costs and Taxes.

Tenant shall pay Operating Costs in accordance with Exhibit F attached hereto. Tenant’s Proportionate Share of Operating Costs shall be as set forth in the Basic Lease Information. Notwithstanding any contrary implication or expression in the foregoing or elsewhere in this Lease, Tenant shall have no obligation to pay any portion of Tenant’s Proportionate Share of Operating Costs for each calendar year which is attributable to an increase in the sum of Taxes and Insurance Costs which is in excess of the sum of Taxes and Insurance Costs paid by Tenant for the previous calendar year (grossed up to a full calendar year for any partial year during the Term), increased by three percent (3%).

4.             Delinquent Payment; Handling Charges.

All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of (i) three percent (3%) per annum plus the annual “Reference Rate” announced from time to time by Bank of America during such period, or (ii) the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five (5%) percent of the delinquent amount(s) to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

5.             Security Deposit.

(a)           Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit as stated in the Basic Lease Information to be held for that portion of the Term commencing on the Commencement Date and continuing through the last day of the ninth (9th) Lease Month, and at least fifteen (15) business days prior to the commencement of the tenth (10th) Lease Month of the Term, Tenant shall pay to Landlord the Security Deposit as stated in the Basic Lease Information to be held for that portion of the Term commencing on the first day of the tenth (10th) Lease Month and continuing through expiration of the Term, which sums shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or to compensate Landlord for any damages due to a default by Tenant. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within sixty (60) days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary). The Security Deposit may be comingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, and Landlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 5 are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

6.             Landlord’s Maintenance Obligations.

This Lease is intended to be a net lease, however at Lease Commencement Landlord shall deliver the Premises with all Building Systems, including HVAC, Elevator, Plumbing, Mechanical, Electrical (including panels and outlets), roof, exterior walls and doors, fire sprinklers, lighting, ceiling tiles, window coverings, and all clean-room related systems located on the pad or otherwise, as well as the parking area serving the Premises, in good repair and working order, and the Premises and Building shall be inspected and cleaned of all chemical or hazardous material contamination in accordance with all Laws (including the filing of closure applications, closure plans, and post closure reports, if applicable, and Chapter 17.68 of the San Jose Code of Ordinances). Landlord shall provide Tenant with copies of all maintenance reports in Landlord’s possession relating to the maintenance of such systems in the past two (2) years. Additionally, Landlord, at Landlord’s cost, in response to any governmental orders or notices demanding correction, shall correct any components of the Building which do not comply with Laws currently applicable to the Building as of the date of this Lease; provided however, that Landlord shall have no obligation to correct, or improve or upgrade any components of the Building as a result of Tenant’s alterations or improvements to the Building or as a result of any specialized use or activity conducted within the Building by Tenant. Except as expressly set forth above or otherwise in this Section or elsewhere in this Lease, Tenant will be responsible for all maintenance of the Building and the Building Systems. Landlord’s maintenance obligations are limited to the obligations specifically set forth in this Section 6. Notwithstanding anything to the contrary contained herein, Landlord shall, in its reasonable discretion, determine the appropriate remedial action required of it to satisfy its maintenance obligations hereunder (e.g., Landlord shall, in its reasonable discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action). Subject to the obligations of Landlord to deliver the Premises in accordance with this Lease, including removal of all Hazardous Materials as required hereunder, Tenant hereby accepts the Premises in their “as-is” condition as of the date of this Lease.

(a)           Building’s Structure.

Landlord shall, at its sole cost and expense, repair and maintain the Building’s Structure; provided, however, that Landlord shall not be responsible for (i) any such work until Tenant notifies Landlord of the need thereof in writing, (ii) alterations to the Building’s Structure required by applicable law because of Tenant’s use of the Premises (which alterations shall be Tenant’s responsibility), or (ii) any structural damage caused by Tenant’s acts or omissions or failure to comply with Tenant’s obligations under this Lease. The Building’s Structure does not include exterior surfaces, roof membranes, skylights, windows, glass or plate glass, doors or overhead doors, special fronts, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment or any other items not expressly set forth in Section 1 above as being part of the Building’s Structure, all of which shall be maintained and replaced, as necessary, by Tenant. Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work. Prior to the mutual execution and delivery of this Lease, Tenant may inspect the Premises for water damage, mold, and infestations of rodents and other pests and provide Landlord with an estimate for the cost of remediation along with the results of the investigation. If Tenant fails to deliver the results of all such investigations and the recommended remediation (and estimated costs thereof) prior to the mutual execution and delivery of this Lease, Landlord shall have no responsibility therefor except as otherwise expressly set forth herein. If Tenant does so timely deliver such results and recommended remediation, Landlord shall promptly undertake the recommended remediation, at Landlord’s cost, for the identified water leaks, water damage, and mold (including any remediation of carpet damage and smell from water leaks, or mold) and rodents and other pests and shall use all commercially reasonable efforts to complete such remediation in a prompt and expeditious manner. In the event that Landlord does not undertake such remediation required under this Section 6(a) within fifteen (15) days of the mutual execution and delivery of this Lease, Tenant may undertake such remediation and Landlord shall reimburse Tenant for all reasonable costs incurred therefor within fifteen (15) business days after receipt of reasonable evidence of the costs so incurred in connection therewith.

(b)           Outside Areas, Landscaping, Etc.

Landlord shall maintain the areas of the Premises outside the Building, including landscaping and the parking lot foundation (but not the surface thereof, which shall be Tenant’s responsibility) and the costs thereof shall be part of Operating Costs.

(c)           Landlord’s Right to Perform Tenant’s Obligations

If at any time during the Term Landlord determines, in Landlord’s reasonable discretion, that Tenant is not adequately performing any of Tenant’s obligations under Section 7 or 8 (or Section 28), Landlord shall notify Tenant in writing of such failure (the “Failure Notice”), and Tenant shall submit to Landlord a plan of remediation (the “Plan”) for approval by Landlord within fifteen (15) days after receiving the Failure Notice. If Landlord does not disapprove of such plan within five (5) days, Tenant shall implement the Plan. If Tenant does not submit a Plan within fifteen (15) days after notice or, in the event that such failure poses an imminent threat of personal injury or property damage, then Landlord may elect to take over and perform any such obligations going forward, in which event all costs incurred by Landlord in performing such obligations (together with interest at the Default Rate if an Event of Default has occurred with respect to any such obligation) shall be for Tenant’s account and shall be reimbursed and paid to Landlord by Tenant after completion of the work and within ten (10) days after delivery by Landlord of an invoice therefor.

7.             Improvements; Alterations; Tenant’s Maintenance and Repair Obligations; Signage

(a)           Improvements; Alterations

(1)           In General.   Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and by engineers, contractors and subcontractors which have been previously approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 7(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Premises’ common areas, or (4) the provision of services to other Building occupants (if any). Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type to the exterior of the Building or the Premises or on the monument sign thereon without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

(2)           Minor Alterations.   Notwithstanding Section 7(a)(1)above, Tenant, without Landlord’s prior written consent (but subject to the other terms and conditions of this Section 7, including Section 7(c) below), shall be permitted to make alterations to the Premises that do not affect the Building’s Structure, do not affect the Building’s Systems and do not materially affect the appearance of the Premises viewed from the exterior, provided that: (a) such alterations do not exceed $20,000 per project, (b) Tenant shall timely provide Landlord the information required pursuant to Section 7(c) below, (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made, and (d) Tenant shall, upon Landlord’s request made within a reasonable time prior to termination of this Lease, remove the alteration at the termination of the Lease and restore the Premises to its condition prior to such alteration. Notwithstanding anything herein to the contrary, Tenant shall not require Landlord’s prior written consent to install process equipment, metrology and other standard equipment needed in clean rooms and labs for Tenant’s general business use.

(b)           Repairs; Maintenance

Except for Landlord’s obligations set forth in Section 6, Tenant shall, at its sole expense, repair, replace and maintain all portions of the Premises in a good, clean, safe, and operable condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. No later than 14 days prior to the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that all such items which Tenant is required to maintain hereunder are then in good repair and condition and have been maintained in accordance with this Section 7.

(c)           Performance of Work

All work described in this Section 7 shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises (including the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Landlord’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor, and no such work will be permitted if it would void or reduce the warranty on the roof.

(d)           Mechanic’s Liens

All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest at the Default Rate from the time of Landlord’s payment, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Without limiting the generality of the foregoing, Tenant shall notify Landlord in writing no later than one (1) day after the commencement of any work or the furnishing of any materials at or to the Premises in order that Landlord shall be able timely to post and record Notices of Non-Responsibility. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

(e)           Janitorial Services

Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage in receptacles and shall, at its sole expense, arrange for the regular pickup of such trash and garbage.

(f)            Landlord’s Right to Perform Tenant’s Maintenance Obligations

In accordance with the procedures provided in Section 6(c), Landlord may perform Tenant’s maintenance obligations at Tenant’s cost.

(g)           Signage

Notwithstanding Section 7(a) above, throughout the Term, Tenant shall have the right to install on the existing monument sign on the Premises (or a new monument sign in a location near the corner of North First Street as reasonably acceptable to Landlord), subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, and to all applicable Laws. Tenant shall be responsible for maintaining any such signs in first-class condition and shall remove such signs at the expiration or earlier termination of this Lease. Tenant shall repair all damage to the Premises caused by the installation, maintenance or removal of such signs.

8.             Utilities; Licenses and Permits

(a)           Utilities

Tenant shall, at its sole cost and expense, contract for and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant’s use of the Premises. Tenant, at its expense, shall obtain all utility services for the Premises, including making all applications thereof, obtaining meters and other related equipment, and paying all deposits and connection charges. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder. Notwithstanding the foregoing to the contrary, Landlord shall attempt to maintain, using commercially reasonable efforts, for the benefit of the named Tenant only, its contract pricing terms with Sempra Energy and Air Products (as it relates to the procurement of Nitrogen gas), and to request extensions of such contracts as appropriate to endure throughout the term of the named Tenant’s occupancy of the Premises under this Lease, and Tenant’s obligations hereunder shall include without limitation, all surcharges for electricity used at the Premises in excess of the contracted monthly volumes or amounts applicable to the Premises under Landlord’s contracts to obtain electricity for the Premises and Landlord’s other nearby facilities (and Tenant hereby acknowledges that Landlord has provided Tenant with copies of the current pertinent contract terms with Sempra Energy relating to such contracted monthly volumes or amounts of electricity to be provided to the Premises). Landlord shall provide Tenant with copies of all monthly utility usage information received by Landlord from any utility provider for which Landlord invoices Tenant. To the extent that costs of utilities are incurred by Landlord in the performance of its obligations hereunder and are included in Operating Costs payable by Tenant hereunder, Tenant shall not have the obligation to pay any such duplicative costs outside of its obligation to pay Operating Costs as herein provided.

(b)           Licenses and Permits

Tenant shall, at its sole cost and expense, obtain and keep in force during the Term, and all extensions thereof, all licenses, certificates and permits necessary for it to use the Premises in accordance with applicable Laws. Upon Landlord’s request, Tenant shall promptly deliver to Landlord copies of all such licenses, certificates and permits.

(c)           Landlord’s Right to Perform Tenant’s Obligations

As provided in Section 6(c), upon notice and Tenant’s failure to act as set forth therein, Landlord may perform Tenant’s obligations under this Section 8. Any out-of-pocket sums expended by Landlord with respect to any of the foregoing, together with interest thereon at the Default Rate from the time of Landlord’s payment, shall be deemed to be Additional Rent owing by Tenant to Landlord and shall be part of Operating Costs.

9.             Use; Compliance With Laws

(a)           Use

Tenant shall continuously occupy and use the Premises only for the Permitted Use, shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Premises or its contents, or for the storage of any Hazardous Materials (except as provided in Section 26 hereto). Outside storage, including storage of trucks or other vehicles, is prohibited without Landlord’s prior written consent. If, because of a Tenant Party’s acts or because Tenant vacates Premises, the rate of insurance on the Premises or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants (if any) or Landlord in its management of the Premises.

(b)           Compliance with Laws

Tenant shall not do or permit anything to be done in or about the Premises that will in any way violate or conflict with any Law now in force or hereinafter enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Laws relating to the condition, use or occupancy of the Premises and shall perform all work to the Premises required to effect such compliance (or, at Landlord’s election, as otherwise permitted herein, Landlord may perform such work at Tenant’s cost), unless such work is required to correct a violation of a Law that was applicable prior to the date of Tenant’s first entry upon or occupancy of the Premises and with which, as then interpreted, the Premises failed to comply prior to such date. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Law shall be conclusive of that fact as between Landlord and Tenant. Tenant shall as soon as reasonably possible furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Law.

10.           Assignment and Subletting

(a)           Transfers

Except as provided in Section 10(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer, other than in connection with a public offering, of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through 10(a) (6) being a “Transfer”).

(b)           Consent Standards

Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that, in Landlord’s reasonable business judgment, the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises only for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Premises, (4) will not use the Premises in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Premises, and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Premises, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists. Notwithstanding any contrary provision of law, including California Civil Code Section 1995.310, Tenant shall have no right, and Tenant hereby waives and relinquishes any right, to cancel or terminate this Lease in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed Transfer.

(c)           Request for Consent

If Tenant requests Landlord’s consent to a Transfer, then, at least fifteen (15) business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord shall reimburse Landlord immediately upon request for its reasonable attorneys’ fees and other out-of-pocket costs reasonably incurred in connection with considering any request for consent to a Transfer, not to exceed $1,000 in any one instance. Any failure by Landlord to notify Tenant of its consent to or rejection of a request for a Transfer, after delivery to Landlord of all reasonably requested information concerning the Transfer or transferee, shall be deemed a consent by Landlord to the Transfer as so requested.

(d)           Conditions to Consent

If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment, which improvements shall be subject to Section 7 hereof.

(e)           Attornment by Subtenants

Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this

Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)            Intentionally omitted

(g)           Additional Compensation

Tenant shall pay to Landlord, immediately upon receipt thereof, in the case of a sublease or license Transfer, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., market rate brokerage commissions, reasonable legal fees and any generic improvement costs for work approved in advance by Landlord) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby, and in the case of an assignment Transfer, fifty percent (50%) of the sums received in consideration therefor less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties in connection therewith.

(h)           Permitted Transfers

Notwithstanding any other provision of Section 10(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1)           an Affiliate of Tenant;

(2)           any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3)           any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets (and for the sake of clarity, any transfers in the stock or ownership interests in Tenant or any entity that controls Tenant where Tenant remains as tenant hereunder and continues to exist in good standing shall not require Landlord’s prior consent hereunder).

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Landlord or other tenants of the Premises. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11.           Insurance; Waivers; Subrogation; Indemnity

(a)           Insurance

Tenant shall maintain insurance policies in accordance with Exhibit G attached hereto.

(b)           No Subrogation

Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss. Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(c)           Indemnity

Subject to Section 11(b), Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Premises or resulting from Tenant’s use or occupancy of the Premises, or resulting from Tenant’s activities in or about the Premises or a breach of this Lease, and Tenant shall indemnify and hold Landlord, Landlord’s partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord. Landlord hereby agrees to defend (with competent counsel reasonably satisfactory to Tenant), indemnify and hold harmless Tenant, Tenant’s partners, principals, members, employees, agents and contractors, from and against any claims made or legal actions filed or threatened against Tenant with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Premises and resulting from the performance by Landlord of its obligations under this Lease, or resulting from Landlord’s activities in or about the Premises, except to the extent resulting from Tenant’s gross negligence or willful misconduct. Further, and as a point of clarity, the foregoing defense and indemnity obligations undertaken by Landlord for the benefit of Tenant shall cover any loss, cost, damage or liability incurred by Tenant arising from a claim or civil action brought by an unaffiliated third party against Tenant for any injury related to the Building’s violation as of the date of this Lease of any applicable building codes, fire/life safety codes, and handicapped accessibility codes (including without limitation, the Americans with Disabilities Act and Title 24 of the California Administrative Code); provided however, that Landlord shall have no defense or indemnification obligations for any such claims or actions brought as a result of any claims of any current non-compliance with any applicable Laws by reason of any alterations or improvements made to the Building by Tenant or by reason of any specialized use or activity conducted within the Building by Tenant. If a claim or civil action is brought by an unaffiliated third party against Tenant for any injury related to the Building’s violation as of the date of this Lease of any applicable building codes, fire/life safety codes, and handicapped accessability codes, Tenant shall promptly notify Landlord, in writing, of such claim or action. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request thereof, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.           Subordination; Attornment; Notice to Landlord’s Mortgagee

(a)           Subordination

This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or, subject to a customary grant of non-disturbance rights to Tenant, hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request thereof such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

(b)           Attornment

Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request; provided that such party recognizes Tenant’s rights under this Lease, except that such party shall not: (a) be liable for any act or omission of any prior landlord under this Lease; (b) be subject to any offsets or defenses which Tenant might have against any prior Landlord under this Lease (prior to such party becoming landlord under this Lease); (c) be bound by any Rent or Additional Rent which Tenant might have paid to any prior landlord under this Lease for more than the current month or more than one (1) month prior to the due date for the then current installment; (d) be liable for any deposits made or prepaid Rent paid by Tenant hereunder unless such deposits or payments have been transferred to such party; or (e) be bound by any amendment or modification of this Lease made without any required lessor’s or lender’s consent.

(c)           Notice to Landlord’s Mortgagee

Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)           Landlord’s Mortgagee’s Protection Provisions

If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Premises by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Premises. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.           Intentionally Omitted

14.           Condemnation

(a)           Total Taking

If the entire Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking (which date shall be the earlier of the date upon which the condemning authority is entitled to possession of the property so taken or title thereof is transferred to the condemning authority).

(b)           Partial Taking — Tenant’s Rights

If any part of the Premises becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)           Partial Taking — Landlord’s Rights

If any material portion, but less than all, of the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d)           Temporary Taking

If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 14(d).

(e)           Award

If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Premises taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemning entity for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have. The rights of Landlord and Tenant regarding any Taking shall be determined as provided in this Section, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a Taking.

15.           Fire or Other Casualty

(a)           Repair Estimate

If the Premises are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)           Tenant’s Rights

If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant; provided, however, that if such damage occurs within twelve (12) months of the last day of the Term (which shall mean the Early Termination Date only if the Early Termination Option has then previously been effectively exercised) and the time estimated to substantially complete the repair exceeds one hundred eighty (180) days after the commencement of repairs, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)           Landlord’s Rights

If a Casualty damages the Premises and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term (which shall mean the Early Termination Date only if the Early Termination Option has then previously been effectively exercised), (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Premises would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)           Repair Obligation

If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies carried by Landlord providing coverage for all alterations, improvements and betterments in the Premises.

(e)           Abatement of Rent

If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement except to the extent that Landlord receives rental interruption insurance proceeds specifically applicable thereto.

(f)            Exclusive Remedy

This Section 15 shall provide Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Sections 1932(2), 1933(4), 1941 and 1942. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises, except for the abatement of rent provided in Section 15(e) above.

16.           Personal Property Taxes

Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises, including without limitation, that left by Landlord for Tenant’s use as provided by the terms of this Lease. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder, together with interest thereon at the Default Rate from the time of Landlord’s payment; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Premises or interest of Landlord therein or impose any fee or penalty against Landlord.

17.           Events of Default

Each of the following occurrences shall be an “Event of Default”:

(a)           Payment Default

Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b)           Abandonment

Tenant abandons the Premises or any substantial portion thereof and fails to maintain or insure the Premises as otherwise required herein;

(c)           Estoppel

Tenant fails to provide a commercially reasonable estoppel certificate after Landlord’s written request therefor pursuant to Section 25(d) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(d)           Insurance

Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Exhibit G, and such failure continues for two days after Landlord’s written notice thereof to Tenant;

(e)           Mechanic’s Liens

Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 7(d);

(f)            Other Defaults

Tenant’s failure to perform, comply with, or observe any other material agreement or material obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof; and

(g)           Insolvency

The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18.           Remedies

During the continuance of an Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)           Continuance of Lease in Effect

Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action (the remedy provided by California Civil Code Section 1951.4 being specifically reserved hereby), (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Default Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)           Termination of Lease

Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Basic Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(1)           Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(2)           Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(3)           Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portion thereof for the account of Tenant and in the name of Tenant.

(c)           Election to Terminate or Continue

In the event Tenant breaches this Lease and abandons the Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Lease Date.

(d)           Rights and Remedies upon Termination

In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Lease Date. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Rate shall be used. Such damages shall include, without limitation:

(1)           (i) The worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Landlord following Tenant’s default; (v) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Landlord in reletting the Premises; and

(2)           Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the Term, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying and maintaining the Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Premises, establishing damages hereunder, and releasing the Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

19.                       Non-Waiver; Cumulative Remedies

(a)                                  No Waiver

Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(b)                                 Cumulative Remedies

Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

20.                       Intentionally Omitted

21.                       Surrender of Premises

No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed by or attributable to Tenant on, at or about the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant may not remove any such item which was let by Landlord hereunder, or paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing at the time Landlord gave its approval of the improvement or addition in question that such improvement or alteration need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the end of the Term.

22.                       Holding Over

If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the Rent payable during the last month of the Term, or (2) 150% of the prevailing rental rate in the Premises for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.                       Certain Rights Reserved by Landlord

Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a)                                  Building Operations

To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Premises, or any part thereof subject to the provisions of Section 7 of this Lease; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Premises; to interrupt or temporarily suspend Premises services and facilities; to change the name of the Premises; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Premises;

(b)                                 Prospective Purchasers and Lenders

To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders;

(c)                                  Prospective Tenants

At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24.                       Intentionally Omitted

25.                       Miscellaneous

(a)                                  Landlord Transfer

Landlord may transfer any portion of the Premises and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, and the assignee shall be liable for Landlord’s obligations hereunder arising from and after the transfer date.

(b)                                 Liability

The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the equity interest of Landlord in the Premises, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. The liability of Tenant to Landlord (or any person or entity claiming by, through or under Landlord) for any default by Tenant under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises shall not be personal obligations of or recoverable from any limited partners, shareholders or members of Tenant.

(c)                                  Brokerage

Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Cornish & Carey, who represents Tenant and whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(d)                                 Estoppel Certificates

From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Premises, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit E. If Tenant does not deliver to Landlord the certificate signed by Tenant within such time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect, (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord, (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance, (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges, and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(e)                                  Notices

All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder, in each instance, addressed to the parties hereto at the address specified in the Basic Lease Information. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(f)                                    Separability

If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(g)                                 Amendments; Binding Effect

This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(h)                                 Quiet Enjoyment

Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(i)                                     No Merger

There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(j)                                     No Offer

The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(k)                                  Entire Agreement

This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. Notwithstanding, Landlord and Tenant acknowledge that the terms of the License Agreement is not superseded hereby and shall survive the execution and delivery of this Lease. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(l)                                     Waiver of Jury Trial

IN GRAFTON PARTNERS L.P. V. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE MAY ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS, THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE. LANDLORD AND TENANT AGREE TO TAKE ALL FURTHER ACTION REQUIRED TO EFFECTUATE THEIR WAIVER UNDER SUCH LEGISLATION, INCLUDING EXECUTING ADDITIONAL DOCUMENTS SATISFYING ALL REQUIREMENTS THEREOF. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2). Each party hereby authorizes and empowers the other to file this Subparagraph (m) and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

(m)                               Governing Law

This Lease shall be governed by and construed in accordance with the laws of the State of California.

(n)                                 Recording

Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(o)                                 Water or Mold Notification

To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises, Tenant shall promptly notify Landlord thereof in writing.

(p)                                 Joint and Several Liability

If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q)                                 Financial Reports

Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s agents and advisers (and only in the event such persons have agreed to keep such financial statements confidential on the terms contained herein, and the purpose therefor is solely to evaluate Tenant’s creditworthiness), (2) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Premises (and only in the event such persons have agreed to keep such financial statements confidential on the terms contained herein, and the purpose therefor is solely to evaluate Tenant’s creditworthiness in evaluating whether to make a loan to Landlord or purchase the Premises), (3) in litigation between Landlord and Tenant, and/or (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(q) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Premises or an Event of Default occurs.

(r)                                    Landlord’s Fees

Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s)                                  Telecommunications

Except as may be otherwise provided in Exhibit B,Tenant acknowledges that Landlord shall not be required to provide or arrange for any telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”) at the Premises. Further, Tenant acknowledges that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services other than as provided as part of the Furniture, if any.

(t)                                    Confidentiality

Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; provided however that Landlord’s consent shall not be required to disclose the terms and conditions of this Lease to (i) the employees and partners of Tenant, (ii) Tenant’s attorneys’, bankers, accountants, financial advisors, or other financial institutions, (iii) any governmental entities in order to comply with applicable laws relating to disclosure requirements, or (iv) pursuant to any subpoena or court order. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure. Notwithstanding anything herein to the contrary and except as reasonably necessary to comply with any applicable federal and state securities laws, each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of this Lease and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. federal and state income tax treatment and tax structure. For this purpose, “tax structure” is any fact that may be relevant to understanding the U.S. federal or state income tax treatment of this Lease.

(u)                                 Authority

Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord certified copies of documents evidencing Tenant’s formation, qualification, good standing and authorization of this Lese, and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(v)                                 Security Service

Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Premises, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

(w)                               Intentionally Omitted

(x)                                   Prohibited Persons and Transactions

Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the

Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

(y)                                 List of Exhibits

All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A – Outline of Premises

Exhibit B – Landlord’s Work

Exhibit C – Intentionally Omitted

Exhibit D – Form of Confirmation of Commencement Date Letter

Exhibit E – Form of Tenant Estoppel Certificate

Exhibit F – Operating Costs and Taxes

Exhibit G – Insurance

Exhibit H – Description of Furniture

26.                       Environmental Requirements

(a)                                  Hazardous Materials

Landlord recognizes that Tenant intends on using Hazardous Materials in connection with its operations on the Premises. Unless permitted by Law or otherwise in accordance with Environmental Requirements, Tenant shall not permit or cause any Tenant Party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials on or from the Premises. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises of any Environmental Requirement.

(b)                                 Environmental Requirements

The term “Environmental Requirements” means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, including local zoning ordinances and the Building’s H 6 occupancy classification, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 13 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c)                                  Removal of Hazardous Materials

Before the scheduled termination of the Lease, Tenant, at its sole cost and expense, shall remove all Hazardous Materials used, stored, disposed of or otherwise released by a Tenant Party onto or from the Premises (except for Hazardous Material existing on the Premises prior to the date hereof and not otherwise present as a result of Tenant’s or a Tenant Party’s entry onto the Premises prior thereto pursuant to the License Agreement), in a manner and to a level reasonably satisfactory to Landlord, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. If the removal work required of Tenant hereunder is not completed by the scheduled expiration of the Term, then the Term shall be automatically extended, and Tenant shall remain obligated to comply with all terms and conditions this Lease, until such work is completed. Additionally, in the event that Hazardous Materials are released in, on or about the Premises by a Tenant Party during the Term of this Lease or the term of the License Agreement (that is, as opposed to those stored and used or intended for use in Tenant’s operations on the Premises) (collectively “Released Hazardous Material”), Tenant shall use commercially reasonable efforts to remove the Released Hazardous Material at any time during the period of this Lease upon reasonable written request by Landlord or if required by a governmental agency, or in the absence of a specific request by Landlord or governmental agency, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within a reasonable time period or in the time period provided by such applicable governmental agency or before Tenant’s right to possession would terminate or expire but for the second sentence of this subparagraph (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), provide Tenant with a Failure Notice as provided in Subparagraph 6(c) of this Lease and perform such work at Tenant’s cost as provided therein. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Released Hazardous Material without the written approval of the Landlord, which approval shall not be unreasonably withheld.

(d)                                 Tenant’s Indemnity

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages, expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including reasonable attorneys’ fees, consultant fees or expert fees and including removal or management of any asbestos brought onto the Premises or disturbed in breach of the requirements of this Section 26, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials by a Tenant Party or any breach of the requirements under this Section 26 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section 26 shall survive any expiration or termination of this Lease.

(e)                                  Inspections and Tests

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 26, or the environmental condition of the Premises. Access to the Premises shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

(f)                                    Tenant’s Financial Assurance in the Event of a Breach

In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 26 that is not cured within 30 days following notice of such breach by Landlord, require Tenant to provide reasonable financial assurances (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Section 26 are in addition to and not in lieu of any other provision in this Lease.

(g)                                 Landlord’s Indemnity

Landlord shall indemnify, defend, and hold Tenant harmless from and against any and all losses, claims, demands, actions, suits, damages, expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys’ fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Tenant as a result of any release of Hazardous Materials at or about the Premises at any time prior to the commencement of this Lease (other than by a Tenant Party, by reason of its entry onto the Premises under the License Agreement or otherwise) regardless of whether Landlord had knowledge of such earlier release. The obligations of Landlord under this Section 26 shall survive any expiration or termination of this Lease.

(h)                                 Tenant’s Inventory of Hazardous Materials

Prior to the Commencement Date and semi-annually during the Term, Tenant shall provide Landlord with information relating to the use of Hazardous Materials at the Premises by Tenant and its permitees and their compliance with Environmental Requirements relating thereto. All such information shall be in a form and in sufficient detail as is reasonably acceptable to Landlord, and all such information shall be certified by an authorized representative of Tenant to be true, correct and complete in all material respects. Further, Tenant shall maintain books and records throughout the Term, in accordance with best practices and all applicable governmental requirements, of its use of Hazardous Materials at the Premises and, upon reasonable advance notice from Landlord where Landlord has knowledge of or a reasonable suspicion that a release of Hazardous Materials on or about the Premises has occurred, Tenant shall make such books and records available to Landlord for inspection and reproduction as reasonably requested by Landlord from time to time.

(i)                                     Landlord’s Disclosure

Prior to the Commencement Date, Landlord shall provide Tenant with reasonable evidence that no Hazardous Materials residue requiring any action under Environmental Requirements exists with the internal piping present within the Premises. Further, Landlord shall cause to be prepared, at Landlord’s cost, a Phase I Environmental Assessment (an “ESA”) in accord with current industry standards, and shall provide a copy thereof to Tenant upon receipt, for the purpose of establishing evidence of the existence or non-existence, to the extent consistent with the investigation therein undertaken, of Hazardous Materials in, at or under the Premises as of the date of the ESA. If any sampling is otherwise undertaken in connection with the ESA, Landlord shall also provide to Tenant copies of the results of such sampling. Landlord shall also make available to Tenant any other written information in Landlord’s possession and control, now or in the future, relating to the presence or suspected presence of, or the investigation or assessment of the existence of, Hazardous Materials in, on or about the Premises.

27.                       Parking

Tenant shall have the exclusive right to use the surface parking facilities located at the Premises without charge during the Term. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.

28.                       Furniture

(a)                                            Landlord hereby leases to Tenant the items of personal property identified as the Furniture in Exhibit H hereto (the “Furniture”). The term of this lease of the Furniture shall commence on the Commencement Date, and shall be co-terminus with this Lease. Subject to the terms of Exhibit B, possession of the Furniture shall be delivered to Tenant on the Commencement Date and shall be returned to Landlord upon the expiration or earlier termination of this Lease.

(b)                                           Tenant accepts the Furniture in its “as is” “where is” condition and Tenant acknowledges that Landlord makes no warranty as to the condition of the Furniture or its present or future suitability for Tenant’s purposes.

(c)                                            The Furniture shall be held at all times during the term hereof at the sole risk of Tenant from injury, loss or destruction with the obligation of restoration or reimbursement to Landlord. Further, Tenant agrees to either self insure or procure and maintain throughout the term of this Lease insurance covering the Furniture against all risk of physical loss, theft, damage and destruction, the costs of which shall be borne by Tenant. Such insurance shall be procured in commercially reasonable amounts agreed to by the parties from time to time in their good faith, reasonable discretion. Such insurance shall provide for payment for loss to Landlord (or if self insured, Tenant shall pay such loss amounts to Landlord) and the proceeds thereof shall be made available to Tenant for repair or replacement of the Furniture during the Term of this Lease. Tenant shall not take any steps or allow to be invalidated the insurance acquired by Tenant hereunder.

(d)                                           Upon the termination of this Lease, Tenant shall return the Furniture to Landlord in the same condition as when received, ordinary wear and tear excepted, conditioned on the obligations set forth in the next sentence having been accomplished. Tenant is responsible for performing all maintenance, repair and cleaning of the Furniture, which may be necessary to maintain the Furniture in the condition in which it was initially provided to Tenant. If at any time Tenant determines that it no longer wishes to use and lease any of the Furniture, then Tenant will provide Landlord notice thereof and Landlord may either remove such Furniture at Landlord’s sole cost or permit Tenant to dispose of such Furniture as Tenant deems appropriate, at Tenant’s cost, and in either event, have such Furniture excluded from the obligations under and no longer be subject to the terms and conditions of this Lease. The notice shall provide that Landlord shall have thirty (30) days to either notify Tenant of its election to remove and to remove such Furniture or to notify Tenant of its election to abandon such Furniture, and after receipt of such abandonment notice or lapse of thirty (30) days without notice, Tenant may dispose of such Furniture as it deems appropriate without any obligation to reimburse Landlord for such property.

(e)                                            The Furniture shall at all times be and remain the exclusive property of Landlord, and Tenant shall have no title therein. The Furniture or any of Tenant’s rights under this Lease shall not be assigned or transferred by Tenant to any person, firm or corporation without the prior written consent of Landlord and any attempted assignment or transfer in violation hereof shall, at the option of Landlord, be void. Tenant covenants that: (i) Tenant will not assign, pledge, loan, mortgage, or part with possession of any of the Furniture, or in any other manner attempt to dispose of it, or permit its use by others or suffer any liens or legal process to be incurred or levied thereon; (ii) Tenant will not make any alterations or permit any alterations to be made on or to the Furniture without the written consent of Landlord (or as otherwise contemplated in Exhibit B hereto); and (iii) Tenant will keep and maintain the Furniture at the Premises.

(f)                                              Landlord shall, during the term of this Lease, pay and discharge all license fees, assessments and sales, use, property and other tax or taxes now or hereafter imposed by any state, Federal or local government upon the ownership, leasing, renting, sale, possession or use of the Furniture, the costs of which shall be borne by Tenant.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. NOTWITHSTANDING, NO SUCH PAYMENT BY TENANT SHALL RELIEVE LANDLORD OF ANY OF ITS OBLIGATIONS SET FORTH IN THIS LEASE, AND TENANT SHALL NOT BE PRECLUDED FROM ENFORCING ANY OF ITS RIGHTS OR REMEDIES UNDER THIS LEASE OR AT LAW AGAINST LANDLORD IN THE EVENT OF ANY BREACH BY LANDLORD HEREUNDER.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	NOVELLUS SYSTEMS, INC., a California corporation

	By:	/s/ Jeffrey C Benzing
	Name:	Jeffrey C Benzing
	Title:	Executive Vice President, CAO
	Execution Date:	May 11, 2010

TENANT:	INTERMOLECULAR, INC., a Delaware corporation

	By:	/s/ Peter Eidelman
Name: Peter Eidelman
Title: Chief Financial Officer
Execution Date:

EXHIBIT A

OUTLINE OF PREMISES

A, Page 32

EXHIBIT B

LANDLORD’S WORK

Acceptance of Premises. Subject to the obligations of Landlord to deliver the Premises in the condition set forth in the Lease, including the removal of all Hazardous Materials as required therein, Tenant accepts the Premises in their “AS-IS” condition on the date that Tenant first enters or occupies the Premises pursuant to the Lease.

•                                          Landlord shall leave all furniture located in the Building in place (including without limitation, cubicles, chairs, tables, office furniture, conference tables, lab tables and chairs), which furniture is further described in Exhibit H to the Lease. Notwithstanding, Landlord reserves the right to remove up to one hundred thirty (130) 7X7 cubicle workstations currently located in Area B2, and Landlord agrees to replace such workstations with equal or better quality cubicles with telecom and data cabling prior to occupancy by Tenant of Area B2. Tenant shall provide at least thirty (30) days written notice to Landlord prior to its occupying Area B2 and requiring the replacement of such workstations.

•                                          Landlord shall leave all support equipment located in the Building in place and provide Tenant, within thirty (30) days of the Commencement Date, with a list of all vendors currently contracted (including but not limited to chemical suppliers, bulk chemical suppliers for the caustic injection on the scrubbers, and the AWN, etc.). Landlord shall also leave all remaining dry pumps (including but not limited to QDP40’s and IH1000’s among others and all rack support currently in place) as separately agreed in writing by the parties, the point of use scrubber, a 300mm PVD TiN Chamber (Blanket) with platform, or PVD equipment (as agreed to by the parties, and if previously removed, returned or replaced) and all other equipment currently existing at the Premises in place and as installed as separately agreed in writing by the parties.

•                                          Landlord shall provide prompt and reasonable support transition for all facility information, including but not limited to (1) prints regarding the construction of the Building and the Building Systems, (2) operation manuals for all of the gas systems, alarm systems, mda systems, fire alarm systems, and other systems serving the Building, (3) leaving on site any specialty tools associated with the systems, (4) leaving on site at the Premises any additional floor tiles for the raised floor systems, which floor tile shall only be used or incorporated into the Building, (5) copies of existing permits relating to the use, occupation and operation of the Premises, including waste water discharge, emergency generators and air permits, and (6) equipment repair records relating to all such equipment at Premises.

•                                          Landlord shall leave and not disturb the under floor process piping in place at the Premises.

•                                          An inventory of all equipment and tools shall be agreed, reduced to writing and acknowledged as correct by the parties as soon as reasonably possible after the Commencement Date and all such equipment and tools shall be subject to the terms of Section 28 of the Lease as if they were Furniture.

B, Page 33

EXHIBIT C

INTENTIONALLY OMITTED

C, Page 34

EXHIBIT D

CONFIRMATION OF COMMENCEMENT DATE

June 10, 2010

Peter Eidelman

Intermolecular

2865 Zanker Rd.

San Jose, CA 95134

Re:                               Lease Agreement (the “Lease”) dated May 1l, 2010, between, Novellus Systems, Inc., a California corporation (“Landlord”) and Intermolecular, Inc., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.                                       Condition of Premises

Subject to the obligations of Landlord to deliver the Premises in the condition required under the Lease, Tenant has accepted the Premises in their as-is condition as of the below referenced Commencement Date, which is the date Tenant first entered or occupied the Premises pursuant to the Lease. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.                                       Commencement Date

The Commencement Date of the Lease is May 14, 2010.

3.                                       Expiration Date

The Term is scheduled to expire on the last day of the 84th full calendar month of the Term, which date is May 31, 2017,

4.                                       Ratification

Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

5.                                       Binding Effect; Governing Law

Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

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Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

Novellus Systems, Inc., a California corporation

		By:	/s/ Randy R McFarland
		Name:	Randy R McFarland
		Title:	Director Corp Facilities and Real Estate

Agreed and accepted:

Intermolecular, Inc., a Delaware corporation

By:	/s/ Peter Eidelman
Name:	Peter Eidelman
Title:	CFO

D-2

EXHIBIT E

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                              , a                        corporation, as Landlord, and the undersigned as Tenant, for the Premises located at 3011 North First Street, San Jose, California, and hereby certifies as follows:

1.                                       The Lease consists of the original Lease Agreement dated as of                     , 2010 between Tenant and Landlord[‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.                                       The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.                                       The Term commenced on                    , 2010 and the Term expires, excluding any renewal or termination options, on                        , 2017, and Tenant has no option to purchase all or any part of the Premises or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.                                       Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.                                       All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Basic Rent is $                      .

6.                                       All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.                                       As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.                                       No payment has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do

E-37

business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

9.                                       There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

10.                                 Other than in compliance with all applicable Laws and in the ordinary course of the use of the Premises, the undersigned has not used or stored any Hazardous Materials in or about the Premises.

11.                                 All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                              , 2010.

TENANT:
a

By:
Name:
Title:

E-38

EXHIBIT F

OPERATING COSTS

1.                                       During the Term, Tenant shall pay to Landlord Tenant’s Proportionate Share (as defined in the Basic Lease Information) of the annual Operating Costs (defined below). Landlord may make a good faith estimate of Operating Costs for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant’s Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the amount of Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Proportionate Share of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant’s Proportionate Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

2.                                       The term “Operating Costs” means (a) all expenses and disbursements (subject to the limitations set forth below), including a portion of capital expenditures (which shall be computed by amortization over the useful life of such capital expenditure), that Landlord incurs in connection with the ownership, operation, and maintenance of the parking lot and landscaping located on the Premises, all to the extent set forth in Section 6 of the Lease as Landlord’s obligation thereunder, including the repair, replacement, and general maintenance thereof, including the paving (but not sealing or other maintenance of the surface) of parking areas and roads, alleys and driveways on the Premises, sweeping, mowing and snow removal therefrom (the “Parking and Landscaping Costs”), (b) Taxes, and (c) Insurance Costs, determined in accordance with sound accounting principles consistently applied, and may include the following costs: (a) Landlord’s reasonable allocation of wages and salaries of off-site employees who perform a portion of their services in connection with the maintenance, repair and replacement of the Premises as set forth in Section 6 of the Lease, including taxes, insurance and benefits relating thereto; (b) any service and maintenance contracts with independent contractors for the maintenance, repair, or replacement of the Premises as set forth in Section 6 of the Lease, (c) all supplies and materials used in the maintenance, repair, and replacement of the Premises as set forth in Section 6 of the Lease; and (d) any utilities (including fuel, gas, electricity, water, sewer, and other services) incurred by Landlord in connection with the maintenance, repair and replacement of the Premises as set forth in Section 6 of the Lease, as reasonably determined by Landlord.

Operating Costs shall not include costs for (1) Landlord’s obligations to maintain the Building’s Structure as and to the extent set forth in Section 6(a); (2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (3) interest, amortization or other payments on loans to Landlord; (4) depreciation; or (5) legal expenses for services, other than those that benefit the Premises generally (e.g., tax disputes).

3.                                       Tenant shall also pay Tenant’s Proportionate Share of the Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs.  “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Premises (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the reasonable costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Premises. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises and all rights to receive notices of reappraisement.

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4.                                       By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under Paragraph 1 above for the year covered by the Operating Costs and Tax Statement exceeded Tenant’s actual payments of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under Paragraph 1 above for such year are less than Tenant’s actual payment of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

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EXHIBIT G

INSURANCE

1.                                       Tenant’s Insurance

Effective as of the earlier of (a) the date Tenant enters or occupies the Premises, or (b) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (1) commercial general liability insurance in amounts of $1,000,000 per occurrence, $2,000,000 in the aggregate and $5,000,000 umbrella coverage, or such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy, Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Landlord’s asset management company against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (3) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Premises by or on behalf of a Tenant Party, (4) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (5) worker’s compensation insurance, and (6) business interruption insurance. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form reasonably satisfactory to Landlord and issued by companies licensed to do business in the state in which the Premises is located and having an A.M. Best rating of at least A:X (or the equivalent of such rating) or otherwise approved in writing by Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

2.                                       Landlord’s Insurance.

Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (a) insurance on the Premises (including all improvements thereto, but excluding any fixtures, equipment and personal property at the Premises) under an “All Risks of Physical Loss” policy, which shall include, without limitation, coverage for loss or damage by water, flood, earthquake, terrorism, subsidence and sprinklers, in an amount equal to 100% of the full replacement cost; (b) property insurance for the Premises replacement value, less a commercially-reasonable deductible if Landlord so chooses; (c) loss of rental income for not less than twelve (12) months; and (d) commercial general liability insurance in an amount of not less than $2,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Premises shall be included in Insurance Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

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3.                                       Cost of Landlord’s Insurance.

Tenant shall pay Tenant’s Proportionate Share of the cost of the property and liability insurance, including any deductibles, carried by Landlord from time to time with respect to the Premises (including other improvements and Landlord’s personal property used in connection therewith), which may include fire and extended coverage insurance (including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood, earthquake, terrorism and rent loss insurance) and comprehensive general public liability insurance and excess liability insurance, in such amounts and containing such terms as Landlord deems necessary or desirable (collectively, “Insurance Costs”). During each month of the Term, Tenant shall make a monthly payment to Landlord equal to 1/12th of Tenant’s Proportionate Share of Insurance Costs that will be due and payable for that particular year. Each payment of Insurance Costs shall be due and payable at the same time as, and in the same manner as, provided above for Basic Rent. The initial monthly payment of Insurance Costs is based upon Landlord’s good faith estimate of Tenant’s Proportionate Share of the estimated Insurance Costs for the remainder of the first calendar year. The monthly payment of Insurance Costs is subject to increase or decrease as determined by Landlord to reflect accurately Tenant’s Proportionate Share of estimated Insurance Costs. If, following Landlord’s receipt of the bill for the insurance premiums for a calendar year, Landlord determines that Tenant’s total payments of Insurance Costs are less than Tenant’s Proportionate Share of actual Insurance Costs, Tenant shall pay to Landlord the difference upon demand; if Tenant’s total payments of Insurance Costs are more than Tenant’s Proportionate Share of actual Insurance Costs, Landlord shall retain such excess and credit it to Tenant’s future payments of Insurance Costs (unless such adjustment is at the end of the Term, in which event Landlord shall refund such excess to Tenant).

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EXHIBIT H

DESCRIPTION OF FURNITURE

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